UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 13, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Acquisition of Evendale MOB

On December 13, 2016, we acquired Evendale MOB from MPEQ Evendale MOB, LLC, an unaffiliated third party, for $10,400,000, plus closing costs. We financed the purchase of Evendale MOB using cash on hand and borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association. In connection with the acquisition of Evendale MOB, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $234,000 or 2.25% of the contract purchase price of Evendale MOB. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $234,000, or 2.25% of the contract purchase price of the property, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Evendale MOB is a four-story medical office building located in Evendale, Ohio that consists of approximately 66,000 square feet and is currently approximately 76.4% leased to multiple tenants, some of which include The Procter & Gamble Company, Laboratory Corporation of America Holdings and LabOne of Ohio, Inc. doing business as Quest Diagnostics. Medical services provided at Evendale MOB include ambulatory surgery, dental, diagnostic, general surgery, gynecology, laboratory, obstetrics, podiatry and primary care.

On December 19, 2016, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of Evendale MOB. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Distributions

On December 16, 2016, our board of directors authorized a daily distribution to our Class T and Class I stockholders of record as of the close of business on each day of the period commencing on January 1, 2017 and ending on March 31, 2017.

The daily distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001643836 per share of our common stock. These distributions will be aggregated and paid in cash or shares of our common stock pursuant to our distribution reinvestment plan monthly in arrears. The distributions declared for each record date in the January 2017, February 2017 and March 2017 periods will be paid in February 2017, March 2017 and April 2017, respectively, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated December 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
December 19, 2016
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated December 19, 2016